UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

Colorado	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PDEX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers; Compensatory Arrangements of Principal Officers

Compensation of Chief Executive Officer

On December 29, 2023, pursuant to approval of the Compensation Committee of the Board of Directors of Pro-Dex, Inc. (“Pro-Dex” or the “Company”), Richard L. Van Kirk, the Company’s Chief Executive Officer, had an increase in base salary from $305,000 to $350,000 per year effective with the Company’s next bi-weekly pay period. Other than the increase in base salary, Mr. Van Kirk’s employment with the Company continues on an at-will basis on the terms previously disclosed.

Bonus Award

On December 29, 2023, the Compensation Committee approved a bonus plan for Mr. Van Kirk, commencing this current fiscal year ending June 30, 2024 (“Fiscal 2024”) and continuing annually thereafter, based upon annual performance metrics whereby he may earn a cash bonus up to $140,000 per fiscal year, as well as an additional bonus based upon other business targets.  Although not yet calculable, we believe that one or more of the performance metrics and/or business targets are likely to be achieved in Fiscal 2024, which we currently anticipate could result in a cash bonus for Fiscal 2024 in the range of $75,000 to $300,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2024	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer